UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2006

Mercury Computer Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Riverneck Road, Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 256-1300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

At a special meeting of shareholders held on August 7, 2006, the shareholders of Mercury Computer Systems, Inc. (the “Company”) approved an amendment to the Company’s 2005 Stock Incentive Plan (the “2005 Plan”). As a result of the amendment, the following sentence has been added to the end of Section 15 (“Amendments and Termination”) of the 2005 Plan (capitalized terms have the meanings ascribed to them in the 2005 Plan):

“Notwithstanding the foregoing, upon approval of the Company’s shareholders, the Administrator may provide for, and the Company may implement, a one-time only exchange of certain Stock Options for Restricted Stock Awards or Deferred Stock Awards pursuant to the terms of an exchange program described in the Company’s proxy statement relating to the special meeting of shareholders called to be held on August 7, 2006.”

A copy of the 2005 Plan, as amended and restated through August 7, 2006, is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

At a special meeting of shareholders held on August 7, 2006, the Company’s shareholders approved a proposed stock option exchange program described in the proxy statement for the special meeting and a related amendment to the 2005 Plan to allow this exchange. A description of the amendment to the 2005 Plan is set forth in Item 1.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Mercury Computer Systems, Inc. 2005 Stock Incentive Plan, as amended and restated through August 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCURY COMPUTER SYSTEMS, INC.

                        (Registrant)

Date: August 8, 2006

By: /s/ Robert E. Hult

        Robert E. Hult

        Senior Vice President, Operations and

        Finance, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Mercury Computer Systems, Inc. 2005 Stock Incentive Plan, as amended and restated through August 7, 2006.